                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 Registration No. 333-21683) and related Prospectus of AFG Investment Trust C filed April 11, 1997 for the registration of 3,024,740 rights to acquire Class B Subordinated Interests and 3,024,740 Class B Subordinated Interests.


                                          ERNST & YOUNG LLP


Boston, Massachusetts
April 11, 1997